EXHIBIT 99.1

FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 28, 2009

FOR FURTHER INFORMATION:

Bill Hodges
Chief Financial Officer
919-913-1030

POZEN REPORTS THIRD QUARTER 2009 RESULTS

VIMOVO™ Pivotal Trial Data Presented and $10 Million Milestone Received

Chapel Hill, N.C., October 28, 2009 — POZEN Inc. (NASDAQ: POZN), today announced results for the third quarter ended September 30, 2009.

Third Quarter Results

POZEN reported a net income of $6.7 million, or $0.22 per share on a diluted basis, for the third quarter of 2009, compared to net loss of $(7.9) million, or $(0.26) per share on a diluted basis, for the third quarter of 2008.

For the third quarter of 2009, POZEN reported revenue of $14.3 million resulting from a $10 million milestone payment for the New Drug Application (NDA) filing for VIMOVO™ (naproxen/esomeprazole magnesium), the amortization of upfront payments received pursuant to the collaboration agreement with AstraZeneca of $3.1 million and royalties of $1.2 million on sales of Treximet® (sumatriptan and naproxen sodium). Revenue for the third quarter ended September 30, 2008 totaled $11.1 million, resulting from the amortization of upfront payments received pursuant to the collaboration agreements with AstraZeneca and GlaxoSmithKline of $3.2 million, $7.5 million of revenue for development work, and $0.4 million of royalties on sales of Treximet.

Operating expenses for the third quarter of 2009 totaled $7.7 million as compared to $19.5 million for the comparable period in 2008. The decrease in operating expenses was primarily due to a decrease in costs associated with the PN 400 development program.

At September 30, 2009, cash, cash equivalents and short-term investments totaled $51.3 million compared to $61.7 million at December 31, 2008. The Company continues to anticipate ending the year with greater than $45.0 million in cash and investments.

Nine-Month Results

POZEN reported a net loss of $(1.1) million, or $(0.04) per share on a diluted basis, for the nine month period ended September 30, 2009, compared to a net loss of $(1.9) million, or $(0.06) per share on a diluted basis, for the same period in 2008.

For the nine months ended September 30, 2009, POZEN reported revenue of $28.0 million compared to $52.1 million for the same period in 2008.  The decrease in revenue was primarily due to $14.6 million less development revenue in 2009 and $10.0 million less in milestone payments in 2009.

Operating expenses for the nine months ended September 30, 2009 were $29.5 million as compared to $55.7 million for the same period in 2008. The decrease in operating expenses was primarily due to a decrease in costs for the PN 400 development program.

Corporate Highlights

VIMOVO™, formerly PN 400
The NDA for VIMOVO™ was submitted in June 2009. Pursuant to the collaboration agreement, POZEN received a $10 million milestone payment from AstraZeneca in September 2009.  Results from the pivotal trials for VIMOVO were presented at the American College of Rheumatology Scientific Session in Philadelphia on October 19, 2009.

Corporate Strategy
POZEN has elected to retain control of its PA product candidates and has hired Elizabeth Cermak as Executive Vice President, Chief Commercial Officer to lead the commercialization strategy, starting with PA32540.  PA32540 is currently under investigation for secondary CV/stroke prevention.  Retaining control of its product candidates will require that the Company undertake and fund the pre-commercialization activities, but retains the potential upside in the value of the products.

PA Program
The Company initiated the two Phase 3 pivotal trials for PA32540 in October 2009, in addition to a one year long safety study.  The primary endpoint for the pivotal trials is the cumulative incidence of gastric ulcers over the six-month treatment period for PA32540 versus 325 mg of enteric-coated aspirin.

Treximet®
Year to date 2009 net sales of Treximet® totaled $63.4 million for GlaxoSmithKline, generating YTD royalty revenue of $3.2 million for POZEN.

Third Quarter Results Webcast

POZEN will host a webcast to present third quarter 2009 results and management’s outlook on Wednesday, October 28, 2009 at 11:00 a.m. Eastern time. The webcast can be accessed live and will be available for replay at www.pozen.com.

About POZEN

POZEN is a pharmaceutical company committed to developing therapeutic advancements for diseases with unmet medical needs where it can improve efficacy, safety, and/or patient convenience. POZEN’s efforts are focused primarily on the development of pharmaceutical products for the treatment of acute and chronic pain and other pain-related conditions. POZEN has development and commercialization alliances with GlaxoSmithKline for Treximet®, which was approved in 2008 by the United States Food and Drug Administration for the acute treatment of migraine attacks, with or without aura, in adults, and with AstraZeneca for VIMOVO™, the proposed trade name for the proprietary fixed dose combination of naproxen with the proton pump inhibitor esomeprazole magnesium in a single tablet for conditions such as osteoarthritis and rheumatoid arthritis in patients who are at risk for developing NSAID-associated gastric ulcers. The Company’s common stock is traded on The NASDAQ Stock Market under the symbol “POZN”. For detailed company information, including copies of this and other press releases, see POZEN’s website: www.pozen.com.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies, or the failure to obtain such approval of our product candidates, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on GlaxoSmithKline for the sales and marketing of Treximet; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Quarterly Report on Form 10-Q for the period ended June 30, 2009. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Financial Tables to Follow…

POZEN Inc.
Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Licensing revenue	$14,290,273	$3,603,100	$22,428,582	$31,973,196
Development revenue	-	7,542,097	5,536,053	20,125,043
Total revenue	14,290,273	11,145,197	27,964,635	52,098,239
Operating expenses:
General and administrative	3,442,926	3,088,496	12,654,088	9,080,337
Research and development	4,274,151	16,368,178	16,858,763	46,624,932
Total operating expenses	7,717,077	19,456,674	29,512,851	55,705,269
Other Income:
Interest and other income, net	84,390	456,497	472,122	1,714,901
Net income (loss) attributable to common stockholders	$6,657,586	$(7,854,980)	$(1,076,094)	$(1,892,129)

Basic net income (loss) per common share	$0.22	$(0.26)	$(0.04)	$(0.06)

Shares used in computing basic net income (loss) per common share	29,825,365	29,786,264	29,809,799	29,756,359

Diluted net income (loss) per common share	$0.22	$(0.26)	$(0.04)	$(0.06)

Shares used in computing diluted net income (loss) per common share	30,023,987	29,786,264	29,809,799	29,756,359

POZEN Inc.
Balance Sheets
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$21,618,984	$26,119,249
Investments	29,686,879	35,562,723
Accounts receivable	1,204,096	8,119,435
Prepaid expenses and other current assets	272,749	562,161
Total current assets	52,782,708	70,363,568
Equipment, net of accumulated depreciation	43,430	72,563
Total assets	$52,826,138	$70,436,131

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$835,050	$7,328,428
Accrued compensation	1,674,488	2,172,314
Accrued expenses	1,711,140	5,737,254
Deferred revenue	10,287,257	12,344,708
Total current liabilities	14,507,935	27,582,704

Long-term liabilities:
Deferred revenue	-	7,201,080
Total liabilities	14,507,935	34,783,784

Total stockholders’ equity	38,318,203	35,652,347
Total liabilities and stockholders’ equity	$52,826,138	$70,436,131

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